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EXHIBIT 4.1

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AMENDED 1993 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

        This 1993 Directors' Non-qualified Stock Option Plan (the "Plan") provides for the grant of options to acquire shares of Common Stock, par value $.01 per share (the "Common Stock"), of Expeditors International of Washington, Inc., a Washington corporation (the "Company"). Stock options granted under this Plan (the "Options" or "Option") are intended to be nonstatutory stock options under the Internal Revenue Code of 1986, as amended (the "Code").

  1.
  PURPOSE.

        The purpose of this Plan is to compensate certain directors of the Company (the "Optionees" or "Optionee").

  2.
  ELIGIBILITY.

        Persons eligible to receive options under this Plan shall be all directors of the Company who have not been otherwise employed by the Company or any subsidiary during the six (6) months prior to and including the date of any option grant, as defined in Section 4(b) below (the "Directors" or "Director").

  3.
  STOCK.

        Subject to approval of the Plan by shareholders of the Company, each Director of the Company elected at annual meetings of the shareholders held subsequent to the effective date of the Plan shall automatically be issued options to acquire 8,000 shares of the Company's authorized but unissued, or reacquired, Common Stock. Options to purchase a maximum of 424,000 shares of Common Stock in the aggregate may be issued pursuant to the Plan. The number of options available for a grant hereunder is subject to adjustment as set forth in Section 4(k) hereof. In the event that any outstanding Option expires or is terminated for any reason, those shares of Common Stock allocable to the unexercised portion of such Option may be subject to one or more other Options issued pursuant to the Plan. In the event that more options are required to be automatically issued than have been authorized but not yet issued under the Plan, the number of options to be automatically issued shall be reduced to equally divide the remaining authorized but not yet issued share into the greatest number of whole shares possible.

  4.
  TERMS AND CONDITIONS OF OPTIONS.

        Each Option shall be evidenced by a written agreement (the "Agreement") in the form approved by the Company. Agreements may contain such additional provisions, not inconsistent herewith, as the Company in its discretion may deem advisable. All Options shall also comply with the following requirements:

    (a)
    Number of Shares.

          Each Agreement shall state the number of shares to which it pertains.

    (b)
    Date of Grant.

          Each Option shall state the date the Company and the Director entered into the Agreement (the "Date of Grant"), which shall be the first business day of the month following the applicable annual meeting of the shareholders.

    (c)
    Option Price.

          The exercise price for all Options granted hereunder shall be the fair market value on the Date of Grant. Such fair market value shall be the closing price at which it was traded on a national securities exchange or the last sale price quoted on the National Association of Securities Dealers Automated Quotation System or any successor or substantially similar market thereto on the Date of Grant. If the Common Stock shall be traded on more than one such market, the exercise price shall be determined on the basis of the most active market. If no such market exists, the exercise price shall be established at fair market value based on the most recent arms-length transaction occurring within eighteen (18) months preceding the Date of Grant by or among the Company or any greater-than-ten-percent (>10%) shareholders of the Company or, if unavailable, by a qualified appraiser selected by the Company.

    (d)
    Vesting Schedule.

          All Options shall be fully vested and immediately exercisable on the Date of Grant.

    (e)
    Termination of Option.

          An Option shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

                (i)  ten (10) years from the Date of Grant;

              (ii)  the date of Optionee's termination as a Director of the Company for any reason other than death or Disability (as defined below); or

              (iii)  the expiration of ninety (90) days from the date of death of Optionee or the cessation of Optionee's service as a Director by reason of Disability (as defined below).

          "Disability" shall mean that a person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months. If Optionee's service as a Director is terminated by death, any Option held by Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by Optionee's will or by the laws of descent and distribution of the state or country of Optionee's domicile at the time of death.

    (f)
    Exercise of Options.

          Options shall be exercisable, either all or in part, at any time after the Date of Grant. If less than all of the shares included in any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option of less than one (1) share (as adjusted pursuant to Section 4(k) hereof) may be exercised. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one share, it is unexercisable. Options or portions thereof may be exercised by giving to the Company an executed notice of election to exercise, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate option price for the Common Stock so purchased and in the form specified in Section 4(g) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to any Director, or to his personal representative, until the aggregate option price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for the satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by Optionee.

    (g)
    Payment upon Exercise of Option.

          Upon exercise of any Option, the aggregate option price shall be paid to the Company in cash or by certified or cashier's check. Alternatively, a Director may pay for all or any portion of the aggregate option exercise price by delivering to the Company shares of Common Stock previously held by such Director. The shares of Common Stock received by the Company as payment for shares of Common Stock purchased upon the exercise of Options, together with any cash paid by the Director, shall have a fair market value at the date of exercise (as determined in accordance with Section 4(c) hereof) equal to the aggregate option exercise price to be paid by the Director upon exercise.

    (h)
    Rights as a Shareholder.

          An Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until such Optionee becomes a record holder of such shares, irrespective of whether such Optionee has given notice of exercise. Subject to the provisions of Section 4(k) below, no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Optionee has given notice of exercise.

    (i)
    Transfer of Option.

          Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, as defined by the Code, or the Employee Retirement Income Security Act, or the rules and regulations thereunder, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

    (j)
    Securities Regulation and Tax Withholding.

            (1)  Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

            At the option of the Company, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares as may from time to time be reasonably necessary to comply with Federal and state securities laws.

            (2)  As a condition to the exercise of any Option granted under this Plan, the Optionee shall make such arrangements as the Company may require for the satisfaction of any Federal, state or local withholding tax obligations that may arise in connection with such exercise.

            (3)  The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Board, until the Company is satisfied that the applicable requirements of the Federal and state securities laws and the withholding provisions of the Code have been met.

    (k)
    Stock Dividend, Reorganization or Liquidation.

            (1)  If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the number of shares of Common Stock and/or the exercise price per share of each outstanding Option shall be proportionately adjusted so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Company or the Company's shareholders.

            (2)  If the Company is liquidated or dissolved, the holders of any outstanding Options may exercise all or any part of the Options held by them; provided, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Option holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.

            (3)  The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

  5.
  EFFECTIVE DATE; TERM.

        Subject to approval of this Plan by shareholders of the Company, this Plan shall be effective as of the date it is approved by the Board and Options may be issued thereafter until this Plan is terminated by the Company. This Plan shall expire when no further shares remain to be issued hereunder, but in no event later than May 5, 2011. Termination or expiration of this Plan shall not terminate any Option granted prior to such termination or expiration.

  6.
  NO OBLIGATIONS TO EXERCISE OPTION.

        The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

  7.
  APPLICATION OF FUNDS.

        The proceeds received by the Company from the sale of Common Stock, pursuant to the exercise of Options granted hereunder, will be used for general corporate purposes.

  8.
  INDEMNIFICATION OF BOARD.

        In addition to all other rights or indemnification they may have as directors of the Company or as members of the Board, members of the Board shall be indemnified by the Company for all reasonable expenses and liabilities of any type and nature, including reasonable attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Board members are liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, member(s) of the Board shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

  9.
  AMENDMENT OF PLAN.

        The Company may, at any time, modify, amend or terminate this Plan and Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided, that no amendment with respect to an outstanding Option shall be made over the objection of the Optionee thereof; and provided further, that (i) any amendment for which shareholder approval is required by Securities and Exchange Commission Rule 16b-3, as amended from time to time, or any successor rule or regulatory requirements (the "Rule"), in order for the Plan to be eligible or continue to qualify for the benefits of the Rule shall be subject to approval of the requisite percentage of the shareholders of the Corporation in accordance with the Rule (ii) no downward modification, except for modifications authorized in Section 4(k), may be made to the Option Price established in Section 4(c) without ratification of such amendment by vote of the shareholders and (iii) this Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Security Act, or the rules thereunder.

Approved by the Company's Shareholders on May 19, 1993.

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EXHIBIT 4.1 EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AMENDED 1993 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN